UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2026

TRIPADVISOR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue

Needham, MA 02494

(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 22, 2026, Tripadvisor, Inc, (the “Company”) entered into a cooperation agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”).

Pursuant to the Agreement, the Company agreed (i) to increase the size of the Board of Directors of the Company (the “Board”) from eight to ten; (ii) to appoint each of Andrew F. Cates and Dhiren R. Fonseca (the “New Appointees”) as directors of the Company effective immediately, with each of their terms expiring at the 2026 annual meeting of the Company’s stockholders (the “2026 Annual Meeting”); and (iii) to the extent that each New Appointee is able and willing to continue to serve on the Board, to nominate each of them for election to the Board at the 2026 Annual Meeting. In addition, Starboard may recommend two additional director candidates for inclusion in the Company’s slate of recommended director nominees for election at the 2026 Annual Meeting, consisting of (i) one individual independent of Starboard and (ii) a second additional candidate, who may be a Starboard representative or independent of Starboard, in each case, subject to specified qualification criteria and approval of the Nominating and Corporate Governance Committee of the Board and the Board. As an alternative to recommending the second additional candidate, Starboard may recommend either Jeffrey C. Smith or Ajay Sundar as a director candidate for inclusion in the Company’s slate of director nominees for election at the 2026 Annual Meeting. The Company has agreed to include either of such two nominees in its slate of director nominees for the 2026 Annual Meeting and to recommend, support and solicit proxies for their election in accordance with and subject to terms of the Agreement.

With respect to the 2026 Annual Meeting, Starboard agreed to, among other things, vote all shares of the Company’s common stock beneficially owned by Starboard in favor of the Company’s director nominees and in accordance with the Board’s recommendation on all other proposals, subject to certain limited exceptions.

Starboard also agreed to certain customary standstill provisions, effective as of the date of the Agreement through the earlier of (x) the date that is fifteen (15) business days prior to the notice deadline under the Company’s Amended and Restated Bylaws (and as the same may be further amended from time to time) for the submission of stockholder nominations of director candidates for election to the Board at the 2027 Annual Meeting of Stockholders of the Company (the “2027 Annual Meeting”) or (y) the date that is one hundred (100) days prior to the first anniversary of the 2026 Annual Meeting (the “Standstill Period”). Following the 2026 Annual Meeting and until the expiration of the Standstill Period, the Company may not increase the size of the Board to more than ten directors without Starboard’s prior written consent. Pursuant to the Agreement, the Company committed to adopt bylaw amendments to permit stockholders to initiate actions by written consent without prior notice and to cause the Company to call a special meeting of stockholders.

The Agreement also includes provisions regarding committee membership of the directors to be appointed and elected, procedures for determining any replacements for directors who join the Board pursuant to the Agreement, and a requirement for a Starboard representative who joins the Board pursuant to the Agreement to resign from the Board if Starboard’s ownership interest falls below a minimum threshold. The Agreement also includes provisions regarding non-disparagement, confidentiality and Starboard’s expense reimbursement, among other matters.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the matters included under Item 1.01 are incorporated into this Item 5.02 by reference.

On March 22, 2026, the Board appointed Dhiren Fonseca and Andrew F. Cates to the Board. Mr. Cates has been appointed to the Nominating and Corporate Governance Committee and Mr. Fonseca has been appointed to the Compensation and Section 16 Committee.

Dhiren R. Fonseca, age 61, has served as Executive Chairman of Rent the Runway, Inc. (NASDAQ: RENT), an American e-commerce platform, since October 2025. Additionally, Mr. Fonseca has served as an Advisor to each of TPG Global, LLC, a private equity firm, since May 2025, GetPica Group S.p.A, an AI content delivery platform, since January 2023 and Certares LP, a firm specializing in investments in the travel, transportation, hospitality and payments sectors, since 2018, where he also served as a Partner from 2014 to 2018. Previously, Mr. Fonseca served as Chief Executive Officer and President of RentPath, Inc., an online marketplace for residential apartment rentals, from December 2020 to April 2021, where he also served as a member of its Board of Directors from 2014 to April 2021. Prior to that, Mr. Fonseca served in various roles of increasing responsibility at Expedia, Inc. (n/k/a Expedia Group, Inc.) (NASDAQ: EXPE) (“Expedia”), an online travel company, including as Chief Commercial Officer from 2012 to 2014, Co-President, Partner Services Group from 2009 to 2012, Senior Vice President, Corporate Development from 2006 to 2009, and Vice President, Corporate Development from 2004 to 2006, after initially joining Expedia in 1995. Prior to Expedia, Mr. Fonseca held multiple roles in product management and corporate technical sales at Microsoft Corporation (NASDAQ: MSFT) (“Microsoft”), a provider of software, services and solutions, where he was a member of the management team responsible for creating Expedia.com in 1995, while still part of Microsoft. Mr. Fonseca has served as a member of the Board of Directors at DRF Logistics, LLC, a shipping company, since June 2024. Previously, he served as a member of the Boards of Directors of Alaska Air Group, Inc. (NYSE: ALK), an American airliner, from 2014 to May 2024, Rackspace Technology, Inc. (NASDAQ: RXT), a cloud computing company, from 2016 to June 2023, Osiris Acquisition Corp (formerly NYSE: OSI), a special purposes acquisition company, from May 2021 to May 2023, Wilbur-Ellis, an international marketer and distributor of agricultural products, specialty chemicals, and ingredients, from October 2024 to August 2025, Cynosure Inc., a leading provider, innovator, developer, and best-in-class creator of energy based aesthetic and medical treatment systems, from July 2023 to March 2024, Inmar Inc., a leading solutions provider and partner in facilitating and optimizing workflows for retailers, manufacturers, pharmacies, hospitals and other trading partners, from April 2023 to November 2023, Redbox Automated Retail, LLC, a video rental and streaming media company, from 2018 to October 2021, Diamond Resorts International, Inc., an independent timeshare and vacation ownership company, from 2018 to August 2021, HotelTonight, LLC, an online hotel booking service company, from 2018 to 2019, Caesars Acquisition Company (formerly NASDAQ: CACQ), a company that was formed to make an equity investment in the entertainment sector, from 2013 to 2017, and eLong, Inc. (formerly NASDAQ: LONG), an online travel service provider based in China, from 2011 to 2015.

Andrew F. Cates, age 55, has served as the Managing Member of Value Acquisition Fund LLC, an acquisition, development, and asset management company, since founding the company in 2005. Additionally, Mr. Cates has served as Chief Executive Officer and General Partner of RVC Outdoor Destinations, the leading developer and owner of high-quality outdoor resorts in the U.S., since founding the company in 2007. Previously, Mr. Cates served as a member of the Boards of Directors of Pioneer Natural Resources (formerly NYSE: PXD), an upstream energy company, from 2009 to October 2020, where he served on the Audit and Compensation Committees, and PICO Holdings Inc. (formerly NASDAQ: PICO), a U.S. based diversified holding company, from 2016 to 2017, where he also served on the Audit and Compensation Committees. In 1999, Mr. Cates founded the Soulsville Revitalization Project, one of the largest inner city revitalization projects in the United States that includes The Stax Museum, Soulsville Charter School, and Stax Music Academy, where he served as the Founding Chairman and Project Developer for more than a decade. Prior to developing the Soulsville Revitalization Project, he was the Founding Partner of Viceroy Investments, LLC, a commercial real estate investment firm located in Dallas, Texas. Mr. Cates began his real estate career as a member responsible for partnership and loan workouts, office and industrial acquisitions, asset management, and commercial real estate development at Crow Family Holdings (f/k/a Crow Investment Trust), a privately held real estate investment and development firm based in Dallas, Texas. Mr. Cates currently serves as Board Chairman of Memphis Fourth Estate, Inc., which created and oversees the Daily Memphian, a large locally oriented digital newspaper, since 2018. He also currently serves as a member of the Board of Advisors at Myelin Repair Foundation, which assists in identifying biomarkers to help accelerate myelin repair treatments, since 2005. Previously, Mr. Cates served as a member of the Board of Trustees at Memphis University School, a college-preparatory school in Memphis, Tennessee, from 2018 to 2025. Mr. Cates earned a B.B.A. in Finance at the University of Texas at Austin.

Each of the New Appointees will receive the standard director compensation that the Company provides to its non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2025.

As of the date hereof, and other than as set forth above, there are no transactions between either of the New Appointees and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 22, 2026, the Board approved and the Company is filing herewith as Exhibit 3.01 Amended and Restated Bylaws (the “A&R Bylaws”), which supersede and replace the Company’s existing bylaws in their entirety effective as of such date. The A&R Bylaws were amended to, among other things, (i) permit stockholder action by written consent and provide that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, and (ii) add provisions that permit stockholders to cause the Company to call a special meeting of stockholders.

Item 7.01.	Regulation FD Disclosure.

On March 23, 2026, the Company and Starboard jointly issued a press release regarding the Cooperation Agreement and the New Appointees. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished with Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws

10.1	Cooperation Agreement dated March 22, 2026.

99.1	Press Release of Tripadvisor, Inc. dated March 23, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties on information available to Tripadvisor, Inc. as of the date hereof. Known and unknown risks and uncertainties may cause actual results to differ materially from those expressed in such forward-looking statements. These statements include, but are not limited to, statements regarding our board transition plans and the expected nomination of the New Appointees and additional two nominees for election to the Board at the 2026 Annual Meeting. Additional information concerning important risks and uncertainties can be found in Tripadvisor, Inc.’s filings with the Securities and Exchange Commission. Tripadvisor, Inc. undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPADVISOR, INC.

Date: March 23, 2026	By:	/s/ Seth J. Kalvert
Seth J. Kalvert
Chief Legal Officer